Exhibit 10.28



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                     LENDING AND CREDIT SUPPORT AGREEMENT



                            _______________________


                                 July 1, 2000

                            _______________________


                            NFI HOLDING CORPORATION
                            NOVASTAR CAPITAL, INC.
                            NOVASTAR MORTGAGE, INC.
                                 as Borrowers


                                      and


                           NOVASTAR FINANCIAL, INC.
                                   as Lender


================================================================================
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                     LENDING AND CREDIT SUPPORT AGREEMENT


     LENDING AND CREDIT SUPPORT AGREEMENT, dated as of July 1, 2000, between NFI HOLDING CORPORATION, a Delaware corporation ("Holding"), NOVASTAR CAPITAL, INC., a Delaware corporation ("Capital"), NOVASTAR MORTGAGE, INC., a Virginia corporation ("Mortgage"), and such other subsidiaries of Holding as may from time to time execute a copy of this Agreement and the Note (collectively, the "Borrowers" and each individually, a "Borrower") and NOVASTAR FINANCIAL, INC., a Maryland corporation (the "Lender").

                                   RECITALS

     The Borrowers have requested that the Lender from time to time consider making revolving credit loans to them for working capital purposes or to finance certain residential and/or commercial mortgage loans owned or to be acquired by the Borrowers, and the Lender is prepared to consider making such loans upon the terms and conditions hereof. The Borrowers have further requested that the Lender from time to time consider lending credit support to the Borrowers to facilitate Borrowers' financings from third-party lenders and Borrowers' hedging arrangements with counterparties. Such credit support may be provided by the Lender by guarantying a Borrower's borrowings from third-party lenders or by entering into co-borrowing or co-obligor arrangements with a Borrower. Furthermore, credit support may be provided by the Lender by guarantying the performance under loan sale agreements, including sales of loans by a Borrower in an asset-securitization transaction executed by a Borrower. In addition, credit support may be provided by the Lender to the mortgage servicing operations of the Borrowers. The Lender is prepared to consider lending such credit support upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

     Section 1.     Definitions and Accounting Matters.
                    ----------------------------------

     1.01    Certain Defined Terms.  As used herein, the following terms shall
             ---------------------
have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                  ---- -----

     "Adjusted Net Worth" shall mean at any date the sum of (1) GAAP Net Worth, plus (2) the amount of reserves of Holding and its consolidated Subsidiaries, if any, for credit losses (as reflected on the financial statements referred to in 6.01 below), minus (3) the amount of the unrealized gains on debt securities (as defined in FASB 115) of Holding and its consolidated Subsidiaries, if any, plus (4) the amount of unrealized losses on debt securities (as defined in FASB 115) of Holding and its consolidated Subsidiaries, if any, plus (5) the amount of Loan Indebtedness, minus (6) the excess of the amount of assets securing nonrecourse indebtedness over the amount of such nonrecourse indebtedness.

     "Affiliate" means, (i) with respect to Lender, NAC, NCFC, and NovaStar Capital Access Corporation, and any other wholly-owned subsidiaries in corporate, trust or other form, whether owned directly or indirectly, and (ii) with respect to the Borrowers, any affiliate of any Borrower as such term is defined in the United States Bankruptcy Code in effect from time to time.

     "Agreement" shall mean this Lending and Credit Support Agreement, as may be amended, supplemented or otherwise modified from time to time.

     "Applicable Margin" shall mean 1.75% unless a different percentage shall be indicated in the related Loan Commitment pursuant to Section 2.03(b) hereof.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

     "Borrower" and "Borrowers" shall have the meanings provided in the heading hereof.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday, or
(ii) a day in which the New York Stock Exchange or the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment Amount" shall be the maximum aggregate outstanding principal amount of the Loans as specified in Section 4.02 hereof.

     "Credit Support" shall have the meaning specified in Section 2.B. hereof.

     "Credit Support Commitment" shall mean a commitment issued pursuant to
Section 2.B. hereof.

     "Credit Support Documents" shall mean any form of guarantee or co-borrowing or co-obligor agreement and related documentation entered into pursuant to
Section 2.B.

     "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Effective Date" shall mean the date set forth in the first paragraph hereof.

     "Event of Default" shall have the meaning assigned thereto in Section 7 hereof.

     "Funding Date" shall mean the date on which a Loan is made hereunder or a Credit Support becomes effective hereunder.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States.

     "GAAP Net Worth" shall mean the excess of total assets of Holding and its consolidated Subsidiaries, if any, over Total Liabilities of Holding determined in accordance with GAAP.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over a Borrower, any of its Subsidiaries or any of its properties.

     "Interest Period" shall mean with respect to any Loan:

          (a) initially, the period commencing on the Funding Date, with respect to such Loan and ending one month thereafter; and

                                       2
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          (b)  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one month thereafter.

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

     (i) if any Interest Period pertaining to a Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

     (iii) any Interest Period pertaining to a Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the Last Business Day of a calendar month.

     "Lender" shall have the meaning assigned thereto in the heading hereto.

     "LIBOR" shall mean the arithmetic mean of the London interbank offered rates for one-month U.S. dollar deposits in the London market based on quotations at four major banks selected by the Lender, which rates appear in the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other comparable displaying LIBOR quotations on the Bloomberg service) as of 11:00 a.m., London Time, on the date of determination. LIBOR shall be determined separately for each Interest Period.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

     "Loan" shall have the meaning specified in Section 2.A. hereof.

     "Loan Commitment" shall mean a commitment issued pursuant to Section 2.B. hereof.

     "Loan Documents" shall mean, collectively, this Agreement and the Note.

     "Loan Indebtedness" shall mean, at any date, the principal amount of Loans outstanding on such date.

     "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement, the Note or any other Loan Document that is not paid when due to the Lender

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(whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus the rate otherwise applicable.
                      ----

     "Regulations G, T, U and X" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Requirements of Law" shall mean, as to any person, the Articles or Certificate of Incorporation and Bylaws or other organization or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitration or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such person or any of its property is subject.

     "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Termination Date" shall mean July 1, 2001 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

     "Total Indebtedness" shall mean total indebtedness for borrowed monies of Holding and its consolidated Subsidiaries, if any, determined in accordance with GAAP, less the amount of any nonrecourse indebtedness of Holding and its consolidated Subsidiaries.

     "Total Liabilities" shall mean total liabilities of Holding and its consolidated Subsidiaries, if any, determined in accordance with GAAP.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Kansas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Kansas, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     1.02 Accounting Terms and Determinations. Except as otherwise expressly
          -----------------------------------
provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

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     Section 2.A.   Loans, Notes and Prepayments.
                    ----------------------------

     2.01 Loans.
          -----

     (a) The Lender agrees to consider from time to time each Borrower's requests that the Lender make, on the terms and conditions of this Agreement, loans (individually, a "Loan"; collectively, the "Loans") to the Borrower in Dollars, from and including the Effective Date to and including the Termination Date. This Agreement is not a commitment to lend but rather sets forth the procedures to be used in connection with periodic requests for Loans. Each Borrower hereby acknowledges that the Lender is under no obligation to agree to make, or to make, any Loan pursuant to this Agreement.

     (b) Subject to the terms and conditions of this Agreement, during such period each Borrower may borrow, repay and reborrow hereunder.

     (c) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

     2.02 Notes.
          -----

     (a) The Loans made by the Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Loans outstanding from time to time. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

     (b) The date, amount and interest rate of each Loan made by the Lender to a Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided, that the failure of
                                                   --------
          the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

     (c) The Borrowers shall be jointly and severally liable for all loans made hereunder.

     2.03 Procedure for Borrowing.
          -----------------------

     (a) Each Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender an irrevocable written request for borrowing, which request must be countersigned by Holding if Holding is not the requesting Borrower and must be received by the Lender prior to 10:00 a.m. (Central time) at least one (1) Business Day prior to the requested Funding Date unless otherwise agreed by the Lender. Such request for borrowing shall specify the requested Funding Date.

     (b) Upon the Borrower's request for a borrowing, the Lender may, at its option, offer to make a Loan to the Borrower by confirming to the Borrower (telephonically or via electronic communication) (i) the Funding Date, (ii) the amount of the Loan to be made on such Funding Date, and (iii) the Applicable Margin, and may contain additional terms or conditions which may or may not be inconsistent with this Agreement (the "Loan Commitment"). In the event there is a conflict between the terms of this Agreement and the terms of the Loan Commitment, the terms of the Loan Commitment shall control. Each Loan Commitment, together with this Agreement, shall be conclusive evidence of the terms of the Loan(s) covered thereby.

     (c) The Borrower shall, no later than 3:00 p.m. (Central time) on the Business Day that it receives a Loan Commitment from the Lender, either:

          (i) decline the offer contained in such Loan Commitment by notifying the Lender by telephone or electronic communication to that effect; or

          (ii) accept such offer contained in such Loan Commitment by notifying the Lender by telephone or electronic communication to that effect.

     Notwithstanding the foregoing, the Borrower shall be deemed to have accepted such offer, and such Loan Commitment, together with this Agreement, shall be conclusive evidence of the terms of the Loan covered thereby, unless the Borrower has declined such offer by the time set forth above.

Subject to Section 4 hereof, each loan will be made available to the Borrower by the Lender transferring, via wire transfer, to an escrow account or account maintained by the Borrower prior to 3:00 p.m., (Central time), on the Funding Date, the aggregate amount of such borrowing in funds immediately available to the Borrower.

     2.04 Repayment of Loans; Interest.
          ----------------------------

     (a) Each Borrower hereby promises to repay in full the outstanding principal amount of each Loan no later than the date (the "Stated Maturity") which is twelve (12) months after the Funding Date of such Loan.

     (b) Each Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to LIBOR plus the Applicable Margin. Notwithstanding the
                              ----
foregoing, each Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at Stated Maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly commencing on the date one month from the Funding Date and on each successive date which is one month thereafter or the date of final payment of principal on such Loan, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrowers.

     2.05 Voluntary Prepayments.  The Borrowers may prepay the outstanding
          ---------------------
principal of any Loan, in whole or in part, at any time prior to the Stated Maturity thereof.

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     Section 2.B.   Credit Support.
                    --------------

     2.06 Issuance of Credit Support.
          --------------------------

     (a) The Lender agrees to consider from time to time each Borrower's requests that the Lender issue credit support of loans made to the Borrower by third parties or of mortgage sale and/or servicing agreements or hedging or other arrangements to be entered into by the Borrower with counterparties on the terms and conditions of this Agreement from and including the Effective Date to and including the Termination Date. Such credit support could be in the form of guarantees by the Lender or co-borrowing or co-obligor arrangements with the Borrower in which the Lender is jointly and severally liable for the Borrower's obligations thereunder (individually, a "Credit Support"; collectively, the "Credit Supports"). This Agreement is not a commitment to enter into Credit Supports but rather sets forth the procedures to be used in connection with periodic requests for Credit Supports. The Borrowers hereby acknowledge that the Lender is under no obligation to agree to enter into, or to enter into, any Credit Support pursuant to this Agreement.

     (b) Subject to the terms and conditions of this Agreement, during such period each Borrower may borrow, repay and reborrow amounts from third parties covered by Credit Supports issued hereunder.

     (c) In no event shall Credit Support Documents be entered into when any Default or Event of Default has occurred and is continuing.

     2.07 Credit Supports.  The Credit Supports entered by the Lender shall be
          ---------------
evidenced by such Credit Support Documents as the Lender may from time to time approve.

     2.08 Procedure for Obtaining Credit Supports.
          ---------------------------------------

     (a) Each Borrower may request Credit Support hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, an irrevocable written request for Credit Support, which request must be received by the Lender prior to 10:00 a.m. (Central time), at least one (1) Business Day prior to the requested Funding Date unless otherwise agreed by the Lender. Such request for Credit Support shall specify the requested Funding Date.

     (b) Upon the Borrower's request for Credit Support, the Lender may, at its option, offer to enter into Credit Support Documents in favor of the Borrower by confirming to the Borrower (telephonically or via electronic communication) (i) the Funding Date, (ii) the amount of the Credit Support to be entered into on such Funding Date, (iii) the Applicable Margin, (iv) Credit Support Fee and may contain additional terms and conditions which may or may not be inconsistent with this Agreement (the "Credit Support Commitment"). In the event there is a conflict between the terms of this Agreement and the terms of the Credit Support Commitment, the terms of the Credit Support Commitment shall control. Each Credit Support Commitment, together with this Agreement, shall be conclusive evidence of the terms of the Credit Support(s) covered thereby.

     (c) The Borrower shall, no later than 3:00 p.m. (Central time) on the Business Day that it receives a Credit Support Commitment from the Lender, either:

          (i) decline the offer contained in such Credit Support Commitment by notifying the Lender by telephone or electronic communication to that effect; or

          (ii) accept such offer contained in such Credit Support Commitment by notifying the Lender by telephone or electronic communication to that effect.

     Notwithstanding the foregoing, the Borrower shall be deemed to have accepted such offer, and such Credit Support Commitment, together with this Agreement, shall be conclusive evidence of the terms of the Credit Support covered thereby, unless the Borrower has declined such offer by the time set forth above.

     2.09 Repayment of Credit Support Disbursements; Interest.  Each Borrower
          ---------------------------------------------------
     hereby promises to make payments to the Lender in respect of any amount expended by the Lender pursuant to any Credit Support on the following terms and conditions, unless otherwise provided in the related Credit Support Commitment:

     (a) The amount of any such expenditure, whether used to repay principal, interest or other amounts due to the third-party lender, shall be treated as principal of a Loan, the Stated Maturity of which is the first Business Day following the date of the expenditure; and

     (b) Interest will be payable on such constructive Loan at the Post-Default Rate and on the same terms as if such Loan was in default with respect to repayment of principal due on the Stated Maturity thereof as set forth in
     (a) above.

     2.10 Credit Support Fee.  As compensation for the Lender's issuance of
          ------------------
     each Credit Support, the Borrowers agree to pay the Lender a Credit Support Fee on each Funding Date in the amounts as shown in the Schedule of Credit
     Support Fees (Exhibit B).   These amounts may be amended from time to time
     by the parties hereto.

     Section 3.     Payments; Computations; Etc.
                    ----------------------------

     3.01 Payments.
          --------

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account maintained by the Lender and specified in writing to the Borrower, not later than 1:00 p.m., (Central time), on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrowers acknowledge that they have no rights of withdrawal from the foregoing account.

     (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

     3.02 Computations.  Interest on the Loans shall be computed on the basis
          ------------
     of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     Section 4.     Conditions Precedent.
                    --------------------

     4.01 Initial Loan and Credit Supports.  The obligation of the Lender to
          --------------------------------
     make its initial Loan and enter into the initial Credit Supports hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan and the issuance of such Credit Supports, of the following conditions precedent:

     (a)  Loan Documents.  The Lender shall have received the following
          --------------
     documents, each of which shall be satisfactory to the Lender in form and substance:

     (i)  Note.  the Note, duly completed and executed; and
          ----

     (ii) Credit Supports.  one or more agreements constituting Credit Supports,
          ---------------
     duly executed and delivered by the Borrower and the Lender.

     In addition, the Borrowers shall have taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to the Agreement; and

     (b)  Organization Documents.  A good standing certificate and certified
          ----------------------
     copies of the charter and bylaws (or equivalent documents) of each Borrower and of all corporate or other authority for each Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrowers from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from any Borrower to the contrary);

     (c)  Other Documents.  Such other documents as the Lender may reasonably
          ---------------
     request.

     4.02 Initial and Subsequent Loans and Credit Supports.  The making of each
          ------------------------------------------------
     Loan to a Borrower and issuance of each Credit Support (including the initial Loan and initial Credit Supports) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Loan or issuance of such Credit Support and also after giving effect thereto and to the intended use thereof:

     (a)  no Default or Event of Default shall have occurred and be continuing;

     (b) (i) both immediately prior to the making of such Loan or issuance of such Credit Support and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Borrower in Section 5 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Loan or issuance of such Credit Support in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) with respect to any Credit Support being issued to support a third party borrowing to finance the acquisition or maintenance of assets, the value of such assets must be equal to or greater than the sum of such third party indebtedness plus any Loan obtained to facilitate such acquisition or maintenance. The Lender shall have received an officer's certificate signed by a Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions; and

     (c) the aggregate outstanding principal amount of the Loans at the time shall not exceed $150,000,000 and the aggregate outstanding principal amount covered by Credit Supports at the time shall not exceed $5,000,000,000.

     Section 5.     Representations and Warranties.
                    ------------------------------

     Each Borrower represents and warrants to the Lender that throughout the term of this Agreement:

     5.01 Existence.  The Borrower (a) is a corporation duly organized, validly
          ---------
     existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, the lack of which would be reasonably likely to have a material adverse effect on its property, business or financial condition, or prospects; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects.

     5.02 Financial Condition.  Holdings has heretofore furnished to the Lender
          -------------------
a copy of its consolidated balance sheets and the consolidated balance sheets of its consolidated Subsidiaries for the fourth quarterly fiscal period of 1998. Holdings has also heretofore furnished to the Lender the related consolidated statements of operations, stockholders' equity and cash flows for Holdings and its consolidated Subsidiaries for the fourth quarterly fiscal period of 1998. All such financial statements are complete and correct and fairly present the consolidated financial condition of Holdings and its Subsidiaries and the consolidated results of their operations for the fiscal period needed on said date, all in accordance with GAAP applied on a consistent basis.

     5.03 Litigation.  There are no actions, suits, arbitrations,
          ----------
     investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the property, business or financial condition, or prospects of the Borrower or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby.

     5.04 No Breach.  Neither (a) the execution and delivery of the Loan
          ---------
     Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or bylaws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which the Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

     5.05  Action.  The Borrower has all necessary corporate or other power,
           ------
     authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     5.06  Approvals.  No authorizations, approvals or consents of, and no
           ---------
     filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

     5.07  Margin Regulations.  Neither the making of any Loan hereunder, nor
           ------------------
     the use of the proceeds thereof, will violate or be consistent with the provisions of Regulation G, T, U or X.

     5.08  Taxes.  The Borrower and its Subsidiaries have filed all Federal
           -----
     income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

     5.09  Investment Company Act.  Neither the Borrower nor any of its
           ----------------------
     Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.10  Chief Executive Office. Holding's, Capital's and Mortgage's chief
           ----------------------
     executive offices on the Effective Date are each located at 1901 West 47/th/ Place, Suite 105, Westwood, Kansas, 66205.

     5.11  Location of Books and Records.  The location where the Borrower keeps
           -----------------------------
     its books and records is its chief executive office.

     Section 6A.    Affirmative Covenants of the Borrower.
                    -------------------------------------

     Each Borrower covenants and agrees with the Lender that, so long as any Loan or Credit Support is outstanding and until payment in full of all
     Obligations:

     6.01 Financial Statements. Holding shall deliver to the Lender as soon as
          --------------------
     available all financial statements it prepares, including at a minimum the following:

     (a) as soon as available and in any event within forty-five (45) days after the end of each of the operations, stockholders' equity and quarterly fiscal periods of each fiscal year of Holdings, the consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for Holdings and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period;

     (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Holdings, the consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for Holdings and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing previously approved by the Lender, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Holdings and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

     (c) from time to time such other information regarding the financial condition, operations, or business of Holding as the Lender may reasonably request, including but not limited to quarterly audited financial statements.

     6.02 Litigation.  The Borrower will promptly, and in any event within 10
          ----------
     days after service of process on any of the following, give the Lender notice of all legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a material adverse effect.

     6.03 Existence, Etc.  The Borrower will:
          ---------------

     (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided, that nothing in this
                                                  --------
     Section 6.03 shall prohibit any transaction expressly permitted under
     Section 6.04 hereof);

     (b) comply with the requirements of all applicable laws, rules, regulations and orders of Government Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects;

     (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

     (d)  not move its chief executive office from the address referred to in
     Section 6.11 unless it shall have provided the Lender 30 days prior written notice of such change.

     6.04 Cooperation and Access to Records.  The Borrower agrees to cooperate
          ---------------------------------
     fully and in a timely fashion with the Lender's requests for information or access to data, reports, records and personnel made for purposes of the Lender's compliance with securities law reporting and filing requirements, federal and state tax reporting and filing requirements or any other legal or regulatory reporting and filing requirements applicable to it. As part of this cooperation, the Borrower will agree to provide the following information:

     (a) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

     (b) permit: (i) representatives of the Lender to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender (but, prior to the occurrence of an Event of Default, only upon not less than two (2) Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower, and with its independent certified public accountants, and (ii) representatives of the Lender to conduct periodic operational audits of the Borrower's business and operations

     6.05 Notices.  The Borrower shall give notice to the Lender:
          -------

     (a)  promptly of the occurrence of any Default or Event of Default; and

     (b) any event or change in circumstances, in each case which could reasonably be expected to have a material adverse effect on the Borrower's property, business or financial condition, or prospects.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

     Section 6B.    Negative Covenants.
                    ------------------

     Each Borrower covenants and agrees with the Lender that, so long as any Loan or Credit Support is outstanding:

     6.07 Total Indebtedness to Adjusted Net Worth Ratio. Holding will not
          ----------------------------------------------
     permit its ratio at any date of Total Indebtedness to Adjusted Net Worth to be more than 10.0:1.0.

     6.08 Loan Indebtedness to GAAP Net Worth.  Holding will not permit its
          -----------------------------------
     ratio at any date of Loan Indebtedness to GAAP Net Worth to be more that 2.0:1.0.

     6.09 Minimum GAAP Net Worth.  Holding will not permit its GAAP Net Worth
          ----------------------
     as of the last day of any fiscal quarter to be less than the sum of (1) $7,000,000, plus (2) fifty percent (50%) of (A) the cash proceeds of any sale or issuance of equity securities of any Borrower (or of any options, warrants or rights in respect of any such equity securities) which issuance takes place after the date of this Agreement, plus (B) cumulative after-tax earnings earned after the date hereof less cumulative dividends paid after the date of this Agreement.

     Section 7.     Events of Default.
                    -----------------

     Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

     (a) the Borrowers shall default in the payment of any principal of or interest on any Loan when due (whether at Stated Maturity, upon acceleration or at mandatory or optional prepayment) or any Credit Support when due; or

     (b) the Borrowers shall default in the payment of any other amount payable hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five Business Days; or

     (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

     (d) any Borrower shall fail to comply with the requirements of Section 6.03 (as to existence), Section 6.04, Section 6.05, Section 6.06, Section 6.07 or Section 6.08 hereof; or any Borrower shall otherwise fail to comply with the requirements of Section 6.03 hereof and such default shall continue unremedied for a period of five Business Days; or any Borrower shall fail to observe or perform any other agreement contained in this Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven Business Days; or

     (e) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any Borrower or any Subsidiary of a Borrower by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (f) any Borrower shall admit in writing its inability to pay its debts as such debts become due; or

     (g) any Borrower or any Subsidiary of a Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commerce a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

     (h) a proceeding or case shall be commenced with respect to any Borrower or any Subsidiary of a Borrower, without the application or consent of the Borrower or any such Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the

     Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

     (i) any Borrower grants, or suffers to exist, any Lien not contemplated herein; or

     (j) any materially adverse change in the properties, business or financial condition, or prospects of any Borrower or any Subsidiary of a Borrower, in each case as determined by the Lender in its sole discretion, or the existence of any other condition which, in the Lender's sole discretion, constitutes a material impairment of the Borrowers' collective ability to perform their obligations under this Agreement, the Note, the Credit Supports or any other Loan Document.

     Section 8.     Remedies Upon Default.
                    ---------------------

     (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 7(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement; provided that upon the
                                                 --------
     occurrence of an Event of Default referred to in Sections 7(g) or (h) such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     (b) Upon the occurrence of one or more Events of Default, the Lender shall be entitled to specific performance of all agreements of the Borrowers contained in this Agreement.

     Section 9.     No Duty on Lender's Part.
                    ------------------------

     The powers conferred on the Lender shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

     Section 10.    Miscellaneous.
                    -------------

     10.01  Waiver.  No failure on the part of the Lender to exercise and no
            ------
     delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     10.02  Notices.  Except as otherwise expressly permitted by this Agreement,
            -------
     all notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     10.03  Indemnification and Expenses.
            ----------------------------

     (a) The Borrowers agree, jointly and severally, to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender, relating to or arising out of, this Agreement, the Note, the Credit Supports, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the Credit Supports, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. The Borrowers also agree to reimburse the Lender for all of its costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Agreement, the Note, the Credit Supports, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrowers hereby acknowledge that the obligations of the Borrowers under the Note and Credit Supports are nonrecourse obligations of the Borrowers.

     (b) The Borrowers agree to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, the Credit Supports, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrowers agree to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation all the reasonable fees, disbursements and expenses of Tobin & Tobin, counsel to the Lender and any local counsel to the Lender.

     10.04  Amendments.  Except as otherwise expressly provided in this
            ----------
     Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers and the Lender and any provision of this Agreement may be waived by the Lender.

     10.05  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
     inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.06  Survival.  The obligations of the Borrowers under Sections 3.03 and
            --------
     10.03 hereof shall survive the repayment of the Loans and the Credit Supports and the termination of this

     Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

     10.07  Captions.  The table of contents and captions and section headings
            --------
     appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     10.08  Counterparts.  This Agreement may be executed in any number of
            ------------
     counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     10.09  Agreement Constitutes Security Agreement; Governing Law.  This
            -------------------------------------------------------
     Agreement shall be governed by Kansas law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

     10.10  SUBMISSION TO JURISDICTION; WAIVERS. EACH BORROWER HEREBY
            -----------------------------------
     IRREVOCABLY AND UNCONDITIONALLY:

     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE, THE CREDIT SUPPORTS, AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF KANSAS, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR KANSAS, AND APPELLATE COURTS FROM ANY THEREOF;

     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR THEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     10.11  WAIVER OF JURY TRIAL.  EACH OF THE BORROWERS AND THE LENDER HEREBY
            --------------------
     IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.12  Acknowledgments. Each Borrower hereby acknowledges that:
            ---------------

     (a) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

     (b)    no joint venture exists between the Lender and the Borrower.

     10.13  Termination.  This Agreement may be terminated by the Lender or
            -----------
     Holding by delivering written notice of such termination to each of the other parties hereto at least 60 days prior to the effective date of termination. Termination of this Agreement shall not affect the terms of Loans or Credit Supports at the time outstanding and shall otherwise be subject to Section 10.06 hereof.



                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    BORROWERS
                                    ---------


                                    NFI HOLDING CORPORATION


                                    By: __________________________

                                    Name:   W. Lance Anderson

                                    Title:  President


                                    Address for Notices:
                                    -------------------

                                    1901 West 47/th/ Place, Suite 105

                                    Westwood, Kansas 66205

                              Attn: Rodney E. Schwatken

                              Telecopier No.:  913.514.3567

                                    Telephone No.:  913.514.3532


                                    NOVASTAR CAPITAL, INC.


                                    By: __________________________

                                    Name:  Mike Bamburg

                                    Title: President


                                    Address for Notices:
                                    -------------------

                                    1901 West 47/th/ Place, Suite 105

                                    Westwood, Kansas 66205

                              Attn: Rodney E. Schwatken

                              Telecopier No.:  913.514.3567

                                    Telephone No.:  913.514.3532


                                    NOVASTAR MORTGAGE, INC.


                                    By: __________________________

                                    Name:  W. Lance Anderson

                                    Title: President


                                    Address for Notices:
                                    -------------------

                                    1901 West 47/th/ Place, Suite 105

                                    Westwood, Kansas 66205

                              Attn: Rodney E. Schwatken

                              Telecopier No.:  913.514.3567

                                    Telephone No.:  913.514.3532

                                    LENDER
                                    ------


                                    NOVASTAR FINANCIAL, INC.


                                    By: __________________________

                                    Name:  Scott F. Hartman

                                    Title: Chief Executive Officer


                                    Address for Notices:
                                    -------------------

                                    1901 West 47/th/ Place, Suite 105

                                    Westwood, Kansas 66205

                              Attn: Rodney E. Schwatken

                              Telecopier No.:  913.514.3567

                                    Telephone No.:  913.514.3532

                                   EXHIBIT A

                           [FORM OF PROMISSORY NOTE]

     FOR VALUE RECEIVED, NFI HOLDING CORPORATION, a Delaware corporation ("Holding"), NOVASTAR CAPITAL, INC., a Delaware corporation ("Capital"), NOVASTAR MORTGAGE, INC., a Virginia corporation ("Mortgage"), and each additional subsidiary of Holding that may sign this Note (collectively, the "Borrowers" and each individually, a "Borrower") hereby promise, jointly and severally, to pay to the order of NOVASTAR FINANCIAL, INC., a Maryland corporation (the "Lender"), at the principal office of the Lender at 1901 West 47th Place, Suite 105, Westwood, Kansas, 66205, in lawful money of the United States, and in immediately available funds, the principal sum of the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Agreement, on the dates and in the principal amounts provided in the related Loan Commitments issued under the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in each such Loan Commitment.

     The date, amount and interest rate of each Loan made by the Lender to a Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any
                           --------
     such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

     This Note is the Note referred to in the Lending and Credit Support Agreement dated as of July _, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") between the Borrowers and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

     The Borrowers agree to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

     Each Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are nonrecourse obligations of the Borrower.

     The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and
     (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrowers or any other party liable hereon. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of any Borrower, even if the Borrower is not a party to such agreement; provided,
                                                                      --------
     however, that the Lender and any Borrower, by written agreement between
     -------
     them, may affect the liability of the Borrower.

     Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Agreement for provisions concerning prepayments, acceleration and other material terms affecting this Note.

     This Note shall be governed by and construed under the laws of the State of Kansas (without reference to choice of law doctrine) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the courts of the State of Kansas.


                                    NFI HOLDING CORPORATION



                                    By: __________________________


                                    Name:_________________________


                                    Title:________________________



                                    NOVASTAR CAPITAL, INC.



                                    By: __________________________


                                    Name:_________________________


                                    Title:________________________

                              NOVASTAR MORTGAGE, INC.



                                    By:__________________________


                                    Name:________________________


                                     Title:______________________

                               SCHEDULE OF LOANS



               This Note evidences Loans made under the within-described Agreement to the Borrowers, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

                                    Principal Amount        Amount Paid       Unpaid Principal         Notation
     Date Made        Borrower           of Loan            Or Prepaid             Amount               Made By
     ---------        --------      ----------------        ----------        ----------------         --------




                                   EXHIBIT B
                        SCHEDULE OF CREDIT SUPPORT FEES

          Description of Credit Support  Fee

Credit support for obligations under mortgage loan           1.00% of the outstanding
warehouse and repurchase agreements                          borrowings*
Commitment fee for the purchase of residual interests in     0.20% of unpaid principal balance
 asset-backed bonds issued by Borrower                       of securitized assets
Guaranty of loan sales to third parties                      0.125% of the unpaid principal
                                                             balance of the loans sold, payable
                                                             upon settlement of the sale
Credit support for loan servicing operations                 0.1% of the outstanding, unpaid
                                                             principal balance of loans
                                                             serviced*
Financing commitment fee                                     Annually, 0.25% of the Commitment
                                                             Amount, payable quarterly

     * Calculated based on the actual number of days Credit Support is in effect and a 360-day year and will be payable monthly, in arrears.